REGISTRATION NO. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SunHydrogen, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of

incorporation or organization)

26-4298300

I.R.S. Employer Identification Number

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(805) 966-6566

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Timothy Young

Chief Executive Officer

SunHydrogen, Inc.

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(805) 966-6566

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: 212-930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-239632

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock	—
Preferred Stock	—
Warrants	—
Units	—
Total(2):	$200,000	$21.82	(3)

(1)	The Registrant previously registered securities, including common stock, preferred stock, warrants and units comprised of same, with an aggregate offering price of $20,000,000 on a Registration Statement on Form S-3 (File No. 333-239632) filed by the Registrant on July 2, 2020, and declared effective by the Securities and Exchange Commission on July 8, 2020 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities, including common stock, preferred stock, warrants, and units comprised of same having a proposed maximum aggregate offering price of $200,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement exceed that registered under such registration statements. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.
(2)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, warrants and units.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to register an additional $200,000 of securities, including common stock, preferred stock, warrants and units comprised of same, of SunHydrogen, Inc. (the “Company”), pursuant to Rule 462(b)  under the Securities Act of 1933, as amended and General Instruction IV of Form S-3 (the “Prior Registration Statement”). This registration statement incorporates by reference the contents of the registrant’s registration statement on Form S-3 (File No. 333-239632), which was declared effective by the Commission on July 8, 2020, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith. The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering amount of securities registered under the Prior Registration Statement by $200,000.

The required opinion and consent is listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Number	Exhibit Title
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of M&K CPAS, PLLC
23.2	Consent of Liggett & Webb, P.A.
23.3	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney.

*	Previously filed and included on exhibit page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on December 1, 2020.

SunHydrogen, Inc.

By:	/s/ Timothy Young
Timothy Young
Its:	Chief Executive Officer and Acting Chief Financial Officer
(principal executive, financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Timothy Young	December 1, 2020
Timothy Young
Chief Executive Officer, Acting Chief Financial Officer and Director (principal executive, financial and accounting officer)

/s/ Mark Richardson*	December 1, 2020
Mark Richardson
Director

* By:	/s/ Timothy Young
Timothy Young
Attorney-in-Fact